Exhibit 99.1

Cartesian Promotes William Hill to President and Appoints John Ferrara as CFO

OVERLAND PARK, KS – October 1, 2015 – Cartesian™ (NASDAQ: CRTN), a leading provider of consulting services and managed solutions to the communications, technology and digital media industries, has promoted SVP of business development, William Hill, to the new position of president. Hill also assumed the leadership role of Cartesian’s North American sales organization.

The company has also appointed John Ferrara as CFO, succeeding interim CFO Peter Woodward who will continue in his position as CEO. Ferrara’s appointment will be effective October 15, 2015.

Hill co-founded Cartesian Limited in 1996 after successful consulting ventures with leading companies, including London Underground, British Gas and Videotron in the UK. After Cartesian Limited’s acquisition by TMNG (later renamed Cartesian) in 2007, Hill served in various leadership and business development roles within the organization. With more than 25 years of experience, he has built a reputation for creating strong relationships with customers, partners, industry leaders and colleagues. In his position as SVP of business development for Cartesian, Hill has managed the majority of Cartesian’s client business in the Europe, the Middle East and Africa (EMEA) region.

“Bill brings strong talent, experience and proven leadership to the position of president,” said Woodward. “Bill has been highly successful in developing major partnerships and executing on client engagements for our European business. Under his strong leadership, we generated 14 consecutive quarters of revenue growth in our EMEA region. We expect Bill’s vision and leadership will continue to drive the growth of Cartesian.”

Ferrara brings to the position of CFO more than 25 years of experience in the financial industry as an officer, director and advisor to private and public companies. He previously served as CFO for TheStreet (NASDAQ: TST), a leading independent digital financial media company, as well as CFO of EDGAR Online, a leading provider of company data and public filings. Ferrara has also served as officer and director for multiple portfolio companies controlled by renowned investor Mario Gabelli.

Ferrara received his M.B.A. from Columbia University and B.S. in accounting from the University of Maryland.

“John brings a wealth of capital markets experience to Cartesian,” said Woodward, “as well as a deep understanding of the digital media and technology industries. His skills and experience will be instrumental in our transition to a solutions-based, higher-margin business model. Along with Bill’s promotion, we now have the right team in place to take Cartesian to the next level of growth and profitability. Both John and Bill will be relocating to our Boston office.”

Other Management Changes

On October 2, 2015, the company’s COO Susan Simmons will be leaving the company. The company is not currently seeking to fill the COO position.

“I would like to thank Susan for her dedication to Cartesian over the last 15 years,” said Woodward. “Susan played a key role in refocusing Cartesian’s business strategy around technology solutions, while building a foundation for growth.”

About Cartesian, Inc.

Cartesian, Inc. (NASDAQ: CRTN) is a specialist provider of consulting services and managed solutions to leaders in the global communications, technology and digital media industries. Cartesian provides consulting in strategy, execution and managed solutions to clients worldwide. The company has offices in Boston, Kansas City, London, New York and Washington. For more information, visit www.cartesian.com.

Cautionary Statement Regarding Forward-Looking Information

This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, any statements that do not relate to historical or current facts constitute forward-looking statements, including any statements contained herein regarding expectations with respect to the Company's future business, financial condition and results of operations. Forward-looking statements are subject to known and unknown risks, uncertainties, and contingencies, many of which are beyond the Company's control, which may cause actual results, performance, or achievements to differ materially from those projected or implied in such forward-looking statements. Factors that might affect actual results, performance, or achievements include the risks described in its periodic reports filed with the SEC, including, but not limited to, "Cautionary Statement Regarding Forward Looking Information" under Part I of its Annual Report on Form 10-K for the fiscal year ended January 3, 2015 and subsequent periodic reports containing updated disclosures of such risks. These filings are available at the SEC's web site at www.sec.gov. Any forward-looking statements made in this release speak only as of the date of this release. Cartesian does not intend to update these forward-looking statements and undertakes no duty to any person to provide any such update under any circumstances.

Contact Information:

Matt Glover

Liolios Group, Inc.

949-574-3860

CRTN@liolios.com

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